Exhibit 10.28

					FX rate =
QUALYTEXTIL SA - reconciliation of Brazilian GAAP to US GAAP					1.6872
Balance sheet as of April 30, 2008
	Brazilian GAAP		Reclass-	As	Translated		Adjustments	US GAAP
	per Audit	Notes	ifications	reclassified	to USD	Notes	in USD	in USD
	report in BRL			in BRL

ASSETS	2008

Current assets
Cash and cash equivalents	57,244		-	57,244	$33,928		$-	$33,928
Clients	2,023,192		-	2,023,192	1,199,142		-	1,199,142
Inventories	3,653,348		-	3,653,348	2,165,332	(a)	1,143,590	3,308,922
Taxes recoverable	202,570		-	202,570	120,063		-	120,063
Prepaid expenses	130,013	(f)	(130,013)	-	-		-	-
Other receivables	232,612	(f)	(80,865)	151,747	89,940		-	89,940
	6,298,979		(210,878)	6,088,101	3,608,405		1,143,590	4,751,995

Long term assets
Taxes recoverable	796,325		-	796,325	471,980		-	471,980
Judicial deposits	197,925		-	197,925	117,310		-	117,310
Other receivables	27,401		-	27,401	16,240		-	16,240
	1,021,651		-	1,021,651	605,530		-	605,530

Permanent assets - net
Intangible assets - trademarks	-	(f)	313,094	313,094	185,570		-	185,570
Fixed assets	2,189,117	(f)	(86,335)	2,102,782	1,246,315		-	1,246,315
	2,189,117		226,759	2,415,876	1,431,885		-	1,431,885

Total Assets	9,509,747		15,881	9,525,628	$5,645,820		$1,143,590	$6,789,410

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Suppliers	1,327,681			1,327,681	$786,914	(a-1)	$1,172,885	$1,959,799
Loans and financing	1,040,087	(g)	(1,040,087)	0				0
Debentures bonds and loans	4,177,976	(g)	1,040,087	5,218,063	3,092,735			3,092,735
Taxes and contribution	1,190,582			1,190,582	705,656	(b)	42,090	747,746
Salaries and social charges	328,644			328,644	194,787			194,787
Other debts	304,929			304,929	180,730	(c )	393,964	574,694
	8,369,899		-	8,369,899	4,960,822		1,608,939	6,569,761

Long term liabilities
Other debts	138,663		-	138,663	82,185		-	82,185
	138,663		-	138,663	82,185		-	82,185

Shareholders' equity
Paid in Capital	1,507,701			1,507,701	893,611			893,611
Capital reserves	712,909			712,909	422,540	(e)	(47,944)	374,596
Accumulated losses	(1,219,426)		15,881	(1,203,545)	(713,338)	(d)	(417,405)	(1,130,743)
	1,001,184		15,881	1,017,065	602,813		(465,349)	137,464

Total Liabilities and Shareholders` Equity	9,509,746		15,881	9,525,627	$5,645,820		$1,143,590	$6,789,410

Exhibit 10.28
NOTES TO: QUALYTEXTIL SA - reconciliation of Brazilian GAAP to US GAAP
Balance sheet as of April 30, 2008

(a)	Inventory reserve		(29,295)

	Inventory in transit (a-1)	(a-1)	1,172,885

	Total adjustment to inventory	(a)	1,143,590

(b)	Tax accrual based on US GAAP income	(b)	42,090

(c)	Legal fees not accrued under Brazilian GAAP		53,343

	Misc. labor accrual		9,888
	Installment plan taxes not accrued - outsourcing sales contractor		271,353
	Installment plan taxes not accrued - outsourcing labor contractor		43,923

	Sales representative commission not accrued		15,457

	Total adjustment to other debts	(c)	393,964

(d)	Tax accrual based on US GAAP income		(42,090)

	Various accruals per (c ) above		(393,964)

	Capital reserve reversal recognized as income		47,944

	Inventory reserve		(29,295)

	Net adjustment to accumulated losses	(d)	(417,405)

(e)	Capital reserve reversal recognized as income	(e)	(47,944)

(f)	To reclassify as intangible assets for trademarks and tradenames

(g)	To combine debt onto one line item